Exhibit 4.1

                             WILLIAMS CONTROLS, INC.

                          DEBENTURE PURCHASE AGREEMENT


                  THIS DEBENTURE PURCHASE AGREEMENT ("Agreement") made as of this _____ day of April 2000 between WILLIAMS CONTROLS, INC., a Delaware corporation, with its principal offices at 14100 SW 72nd Avenue, Portland, Oregon 97224 (the "Company") and each of the undersigned (individually, a "Subscriber" and collectively, "Subscribers").

                              W I T N E S S E T H :

                  WHEREAS, the Company desires to sell to the Subscribers, in a private placement, a minimum of an aggregate of $2,000,000 (the "Minimum Amount") and a maximum of an aggregate of $6,000,000 (the "Maximum Amount") in principal amount of 7.5% convertible subordinated debentures (the "Debentures") due March 31, 2003, the Debentures being convertible into shares of common stock, $.01 par value per share (the "Common Stock"), of the Company at $2.375 per share, subject to adjustment; and

                  WHEREAS, each Subscriber desires to acquire Debentures having an aggregate purchase price set forth on the signature page hereof (the "Purchase Price").

                  NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

                  1. SUBSCRIPTION FOR SECURITIES AND REPRESENTATIONS BY SUBSCRIBER.

                           1.1 Subject to the terms and conditions hereinafter
set forth, each Subscriber hereby subscribes for and agrees to purchase from the Company Debentures, in denominations of $1,000 or multiples thereof, subject to the Company's right to sell to the Subscriber such Debentures in lesser denominations as it may, in its sole and absolute discretion, deem necessary or desirable. The Purchase Price is payable, at or prior to the closing of this Agreement (the "Closing"), by wire transfer or by check, subject to collection, as set forth in the "INSTRUCTIONS TO SUBSCRIBERS" contained in the Subscription Documents Booklet of which this Agreement is a part.

                           1.2 The Subscriber recognizes that the purchase of
the Debentures involves a high degree of risk in that (i) none of the Debentures or the shares of Common Stock issuable upon conversion of the Debentures (the "Conversion Shares") have been registered under the Securities Act of 1933, as amended ("1933 Act"), and the Company has no obligation to register the Debentures or the Conversion Shares, except as set forth in Section 3 below;
(ii) an investment in the Debentures is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Debentures; (iii) the Subscriber may not be able to liquidate the Subscriber's investment; (iv) the Debentures are unsecured debt obligations of the Company and are subordinated to all other indebtedness of the Company; and (v) the Subscriber could sustain the loss of Subscriber's entire investment. Such risks are more fully set forth in the Company's Confidential Private Placement Memorandum dated March 27, 2000, including the exhibits thereto, as the same may thereafter be supplemented and/or amended (collectively, the "Memorandum").

                           1.3 The private placement of the Debentures by the
Company (the "Private Placement") pursuant to the Memorandum shall continue for a period commencing on the date of the Memorandum and ending, unless the Maximum Amount is sooner sold, on April 15, 2000, subject to the right of the Company and the Placement Agent to extend the Private Placement for up to thirty (30) days in their sole and absolute discretion. There may be more than one closing in connection with the sale of the Debentures pursuant to the Private Placement; however, no closing will occur unless the Minimum Amount is sold prior to April 15, 2000, subject to the right of the Company and the Placement Agent to extend the Private Placement for up to thirty (30) days in their sole and absolute discretion (the date of such occurrence being hereinafter referred to as the "Initial Closing Date" and the date of the last closing being hereinafter referred to as the "Final Closing Date").

                           1.4 Each Subscriber represents as follows:

                                    (a) The Subscriber represents that the
Subscriber is an Accredited Investor (as defined in Rule 501 of Regulation D promulgated under the 1933 Act) as indicated by the Subscriber's responses to the Confidential Investor Questionnaire, a copy of which is included in the Subscription Documents Booklet, and that the Subscriber is able to bear the economic risk of an investment in the Debentures.

                                    (b) The Subscriber acknowledges that the
Subscriber has significant prior investment experience, including investment in non-listed and non-registered securities. The Subscriber recognizes the highly speculative nature of this investment. The Subscriber acknowledges that the Subscriber has carefully read the Memorandum, including but not limited to, the Company's Form 10-K and Form 10-K/A for the fiscal year ended September 30, 1999 and the Company's Form 10-Q for the fiscal quarter ended December 31, 1999.

                                    (c) The Subscriber hereby acknowledges that
the Private Placement and the Memorandum have not been reviewed by the United States Securities and Exchange Commission ("SEC") or by a state securities regulator because it is intended to be a nonpublic offering pursuant to Sections 4(2) and 4(6) of the 1933 Act and Rule 506 of Regulation D promulgated thereunder. The Subscriber represents that the Debentures are being purchased for the Subscriber's own account, for investment purposes only and not for distribution or resale to others.

The Subscriber agrees that the Subscriber will not sell or otherwise transfer the Debentures unless they are registered under the 1933 Act or unless an exemption from such registration is available.

                                    (d) The Subscriber understands that the
Debentures have not been registered under the 1933 Act by reason of a claimed exemption under the provisions of the 1933 Act which depends, in part, upon the Subscriber's investment intention. In this connection, the Subscriber understands that it is the position of the SEC that the statutory basis for such exemption would not be present if the Subscriber's representation merely meant that the Subscriber's present intention was to hold the Debentures for a short period, such as the capital gains period of tax statutes, for a deferred sale, for a market rise, or for any other fixed period. The Subscriber realizes that, in the view of the SEC, a purchase now with an intent to resell after a pre-determined amount of time would represent a purchase with an intent inconsistent with the Subscriber's representation to the Company, and the SEC might regard such a sale or disposition as a deferred sale to which such exemptions are not available.

                                    (e) The Subscriber understands that Rule 144
(the "Rule") promulgated by the SEC under the 1933 Act requires, among other conditions, a one year holding period prior to the resale (in limited amounts and subject to certain other restrictions) of securities acquired in a non-public offering without having to satisfy the registration requirements under the 1933 Act. The Subscriber understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended, or its dissemination to the public of any current financial or other information concerning the Company, as is required by the Rule as one of the conditions of its availability. The Subscriber understands and hereby acknowledges that the Company is the only entity that can register the Debenture and the Conversion Shares under the 1933 Act and that the Company is under no obligation to register the Debentures or the Conversion Shares under the 1933 Act, with the exception of certain registration obligations set forth in Section 3 below. The Subscriber acknowledges that the Company may, if it desires, permit the transfer of the Debentures out of the Subscriber's name only when the Subscriber's request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the 1933 Act or any applicable state "blue sky" laws.

                                    (f) The Subscriber consents to the placement
of a legend on any certificate or other document evidencing the Debentures stating that they have not been registered under the 1933 Act and under applicable state securities laws and setting forth or referring to the restrictions on transferability and sale thereof.

                                    (g) The Subscriber understands that the
Company will review this Agreement and the Confidential Investor Questionnaire; and it is further agreed that the Company reserves the unrestricted right to reject or limit any subscription and to close the Private Placement at any time.

                                    (h) The Subscriber hereby represents that
the address of Subscriber furnished by the Subscriber at the end of this Agreement is the Subscriber's principal residence, if the Subscriber is an individual, or its principal business address, if the Subscriber is a corporation or other entity.

                                    (i) The Subscriber has had a reasonable
opportunity to ask questions of and receive answers from the Company concerning the Company and the Private Placement, and all such questions, if any, have been answered to the full satisfaction of the Subscriber; and the Company shall provide Subscriber with the opportunity to ask additional questions of and receive answers (all of which information shall be limited to information in the public realm) from the Company concerning the Company during the period which the Subscriber owns the Debentures.

                                    (j) The Subscriber has such knowledge and
expertise in financial and business matters that the Subscriber is capable of evaluating the merits and risks involved in an investment in the Debentures.

                                    (k) The Subscriber has full power and
authority to execute and deliver this Agreement and to perform the obligations of the undersigned hereunder; and this Agreement is a legally binding obligation of the undersigned enforceable in accordance with its terms.

                                    (l) The Subscriber understands that the
Subordination Agreement, which agreement will be entered into pursuant to this Private Placement, creates a subordinated interest in favor of Wells Fargo.

                                    (m) Except as set forth in this Agreement,
the Memorandum and the public documents of the Company (including, but not limited to, the Company's latest Forms 10-K and 10-K/A and Form 10-Q; collectively, the "Public Documents"), no representations or warranties have been made to the Subscriber by the Company, the Placement Agent (as defined in the Memorandum) or any of their respective agents, employees or affiliates and in entering into this transaction, the Subscriber is not relying on any information, other than that contained in the Memorandum, the Public Documents and the results of an independent investigation by the Subscriber.

                                    (n) The Subscriber agrees that Subscriber
will not sell or otherwise transfer the Debentures or the Conversion Shares unless they are registered under the 1933 Act and applicable state "blue sky" laws or unless an exemption from such registration is available. The Subscriber represents that (i) the Subscriber has adequate means of providing for the Subscriber's current needs and possible personal contingencies, (ii) the Subscriber has no need for liquidity in this investment, (iii) the Subscriber is able to bear the substantial economic risk of an investment in the Debentures for an indefinite period, and (iv) at the present time the Subscriber could afford a complete loss of such investment.

                                    (o) It is understood that all documents,
records and books pertaining to this investment have been made available for the inspection by the Subscriber's attorney and/or accountant and/or the Subscriber's purchaser representative and the Subscriber, and that the books and records of the Company will be available upon reasonable notice during business hours at its principal place of business.

                  2. TERMS OF SUBSCRIPTION.

                           The Offering of the Debentures is being made on a
"best efforts" basis as more particularly set forth in the Memorandum.

                  3. REGISTRATION RIGHTS.

                           The Company covenants and agrees to register the
Conversion Shares and such additional shares or Common Stock that may be issued pursuant to the anti-dilution rights granted in the Debenture on the terms and conditions set forth in the Debenture.

                  4. MISCELLANEOUS.

                           4.1 All notices, consents and other communications
under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) one business day after the business day of transmission if sent by telecopier (with receipt confirmed), provided that a copy is mailed by certified mail, return receipt requested, or (c) one business day after the business day of deposit with the carrier, if sent for next business day delivery by Express Mail, Federal Express or other recognized express delivery service (receipt requested), in each case addressed to the Company at the address indicated on the first page of this Agreement marked "Attention: Gerard A. Herlihy", and to the Subscriber at the Subscriber's address indicated on the last page of this Agreement (or to such other addresses, the telecopier numbers as a party may designate as to itself by notice to the other parties).

                           4.2 This Agreement shall not be changed, modified or
amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

                           4.3 This Agreement shall be binding upon and inure to
the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

                           4.4 Notwithstanding the place where this Agreement
may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in New York and they hereby submit to the exclusive jurisdiction of the courts of the State of New York and of the federal courts in New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in case of the address set forth below or such other address as the undersigned shall furnish in writing to the other.

                           4.5 This Agreement may be executed in counterparts.
Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of the Debentures as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers and to add and/or to delete other persons as subscribers.

                           4.6 The holding of any provision of this Agreement to
be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

                           4.7 It is agreed that a waiver by either party of a
breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

                           4.8 The parties agree to execute and deliver all such
further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


                          TO BE COMPLETED BY SUBSCRIBER


                      -------------------------------------
                                   Print Name

Signature for Individual Subscriber         Signature of Subscriber Other than
                                            Individual

                                            By:
-----------------------------------            --------------------------------
               Signature                           Name:
                                                   Title:


                 ----------------------------------------------
                                     Address

                 ----------------------------------------------
                 City                 State            Zip Code

                 ----------------------------------------------
                            Aggregate Purchase Price

                 ----------------------------------------------
                   Social Security or Employer Identification
                                     Number


                             SUBSCRIPTION ACCEPTED:

                             WILLIAMS CONTROLS, INC.



                          By:
                             -----------------------------------
                          Name:
                          Title:

                          Date:
                               -----------------------------------